UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 27, 2023

Akoya Biosciences, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-40344	47-5586242
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

100 Campus Drive, 6th Floor Marlborough, MA	01752
(Address of principal executive offices)	(Zip Code)

(855) 896-8401

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common stock, par value $0.00001 per share	AKYA	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 27, 2023, Akoya Biosciences, Inc. (the “Company”) entered into a Separation Agreement and Release (the “Separation Agreement”) with Dr. Ehab El-Gabry, the Company’s former Chief Medical Officer, in connection with Dr. El-Gabry’s termination of employment on June 7, 2023.

The Separation Agreement provides that, in consideration for his execution of the Separation Agreement and non-revocation of a waiver and release of claims relating thereto, Dr. El-Gabry will be entitled to the severance payments and benefits set forth in the Company’s Executive Severance Plan, dated March 23, 2022, and described in the Company’s definitive proxy statement, filed with the Securities and Exchange Commission on April 20, 2023.

The foregoing description of the Separation Agreement is qualified in its entirety by reference to the full text of the Separation Agreement, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated by reference herein.

Item 9.01    Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description of Exhibits

10.1	Separation Agreement and Release, dated June 27, 2023, by and between the Company and Dr. Ehab El-Gabry
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 28, 2023	Akoya Biosciences, Inc.

	By:	/s/ Brian McKelligon
Brian McKelligon
Chief Executive Officer

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